Exhibit 99.1

ST. LOUIS, MO, July 28, 2021 – Stifel Financial Corp. (NYSE: SF) today reported net income available to common shareholders of $189.8 million, or $1.60 per diluted common share on net revenues of $1.2 billion for the three months ended June 30, 2021, compared with net income available to common shareholders of $103.0 million, or $0.92 per diluted common share (1) on net revenues of $895.8 million for the second quarter of 2020. For the three months ended June 30, 2021, the Company reported non-GAAP net income available to common shareholders of $202.1 million, or $1.70 per diluted common share. The Company’s reported GAAP net income for the three months ended June 30, 2021 was primarily impacted by merger-related expenses.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “Our results in the first half of 2021 are impressive. We generated consecutive quarters of record net revenue and our improved operating scale drove record non-GAAP earnings for both the quarter and the first half of the year. With both of the firm’s operating segments driving our performance, I am optimistic that these results can be sustained, as illustrated by our increased guidance for the remainder of the year.”

Highlights

›	Record net revenues of $1.2 billion, increased 29% compared with the year-ago quarter. Year-to-date record net revenues of $2.3 billion, increased 27% over the comparable period last year.

›	Record net income available to common shareholders of $1.60 per diluted common share, or $1.70 per diluted common share excluding the impact of merger-related expenses. This represents an increase of 74% over the year-ago quarter.

›	Year-to-date record net income available to common shareholders of $3.00 per diluted common share, or $3.20 per diluted common share excluding the impact of merger-related expenses. This represents an increase of 84% over the comparable period last year.

›	Record client assets of $402.4 billion, increased 31% compared with the year-ago quarter.

›	Annualized return on average tangible shareholders’ equity (ROTCE) (6) was 29%, or 31% excluding the impact of merger-related expenses.

›	Tangible book value per common share of $25.87 (8), up 29% compared with the year ago quarter.

Segment Highlights

›	Global Wealth Management reported record net revenues, up 26% compared with the year ago quarter reflecting growth in fee-based assets and client activity.

›	Institutional Group reported record net revenues, up 31% compared with the year ago quarter as a result of strong advisory fee and capital raising revenues.

Financial Summary (Unaudited)
($ in 000s)	2Q 2021	2Q 2020	6m 2021	6m 2020
GAAP Financial Highlights:
Net revenues	$1,153,136	$895,817	$2,287,925	$1,808,851
Net income (2)	$189,788	$103,044	$354,514	$184,789
Diluted EPS (1) (2)	$1.60	$0.92	$3.00	$1.63
Comp. ratio	60.0%	61.1%	60.8%	62.2%
Non-comp. ratio	17.1%	22.9%	17.7%	23.5%
Pre-tax margin	22.9%	16.0%	21.5%	14.3%
Non-GAAP Financial Highlights:
Net revenues	$1,153,098	$895,817	$2,288,078	$1,809,030
Net income (2) (3)	$202,067	$115,335	$378,492	$207,268
Diluted EPS (1) (2) (3)	$1.70	$1.03	$3.20	$1.83
Comp. ratio (3)	59.5%	60.0%	60.2%	61.3%
Non-comp. ratio (3)	16.2%	22.2%	16.9%	22.8%
Pre-tax margin (4)	24.3%	17.8%	22.9%	15.9%
ROCE (5)	20.6%	14.1%	19.7%	12.7%
ROTCE (6)	30.5%	23.2%	29.5%	20.9%
Global Wealth Management (assets and loans in millions)
Net revenues	$637,567	$505,782	$1,269,062	$1,088,738
Pre-tax net income	$227,305	$156,325	$450,536	$350,492
Total client assets	$402,442	$306,235
Fee-based client assets	$148,838	$106,218
Bank loans, net (7)	$13,165	$10,923
Institutional Group
Net revenues	$520,811	$398,096	$1,026,892	$730,334
Equity	$334,689	$211,044	$681,080	$406,372
Fixed Income	$186,122	$187,052	$345,812	$323,962
Pre-tax net income	$141,494	$83,049	$258,682	$124,789

Media Contact: Neil Shapiro (212) 271-3447  |  Investor Contact: Joel Jeffrey (212) 271-3610  |  www.stifel.com/investor-relations

Global Wealth Management

Global Wealth Management reported record net revenues of $637.6 million for the three months ended June 30, 2021 compared with $505.8 million during the second quarter of 2020. Pre-tax net income was $227.3 million compared with $156.3 million in the second quarter of 2020.

Highlights

›	Added 26 financial advisors, including 14 experienced advisors, with total trailing 12 month production of $12 million.

›	Record client assets of $402.4 billion, up 31% over the year-ago quarter.

›	Private Client fee-based assets of $148.8 billion, up 40% over the year-ago quarter.

›	Bank loans of $13.2 billion, up 21% over the year-ago quarter.

Net revenues increased 26% from a year ago:

›	Asset management revenues increased 49% over the year-ago quarter reflecting higher asset values and strong fee-based asset flows.

›	Brokerage revenues increased 23% over the year-ago quarter reflecting strong client activity during the quarter.

›	Net interest income increased 3% over the year-ago quarter driven by higher bank lending partially offset by the impact of lower interest rates.

Total Expenses:

›	Compensation expense increased over the year-ago quarter primarily driven by higher revenues.

›	Provision for credit losses was impacted by the release of the allowance for credit losses driven by improvements in the outlook for macroeconomic conditions. Approximately $4.6 million of the release relates to loans that are being sold at a premium.

›	Non-compensation operating expenses increased over the year-ago quarter primarily as a result of higher professional fees, travel, entertainment, and conference-related expenses. The increase was partially offset by lower net provisions for litigation matters.

Summary Results of Operations
($ in 000s)	2Q 2021	2Q 2020
Net revenues	$637,567	$505,782
Asset management and service fees	295,847	198,921
Brokerage revenues	194,862	159,123
Net interest income	124,686	121,564
Investment banking	11,898	8,016
Other income	10,274	18,158
Total expenses	$410,262	$349,457
Compensation expense	341,367	258,291
Provision for credit losses	(9,652)	19,210
Non-comp. opex	78,547	71,956
Pre-tax net income	$227,305	$156,325
Compensation ratio	53.5%	51.1%
Non-compensation ratio	10.8%	18.0%
Pre-tax margin	35.7%	30.9%

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Institutional Group

Institutional Group reported record net revenues of $520.8 million for the three months ended June 30, 2021 compared with $398.1 million during the second quarter of 2020. Pre-tax net income was $141.5 million compared with $83.0 million in the second quarter of 2020.

Highlights

›	Investment banking pipeline at record levels.

›	Pre-tax margin of 27%, up from 21% in the year-ago quarter.

Investment banking revenues increased 74% from a year ago:

›	Advisory fee revenues increased 111% over the year-ago quarter on higher completed advisory transactions.

›	Equity capital raising revenues increased 62% over the year-ago quarter driven by higher volumes.

›	Fixed income capital raising revenues increased 16% over the year-ago quarter driven by an increase in public finance, as well as an increase in our corporate debt issuance business.

Equity brokerage revenues decreased 3% from a year ago:

›	Equity brokerage revenues declined from the year-ago quarter due to declines in cash equities driven by lower volatility and volumes.

Fixed income brokerage revenues decreased 24% from a year ago:

›	Fixed income brokerage revenues declined from the year-ago quarter due to lower volatility as well as tighter credit spreads.

Total Expenses:

›	Compensation expense increased over the year-ago quarter primarily driven by higher compensable revenues.

›	Non-compensation expenses increased over the year-ago quarter primarily as a result of higher professional fees, travel, entertainment, and conference-related expenses partially offset by lower net provisions for litigation matters.

Summary Results of Operations
($ in 000s)	2Q 2021	2Q 2020
Net revenues	$520,811	$398,096
Investment banking	364,545	209,019
Advisory fee revenue	206,665	97,838
Equity capital raising	102,460	63,277
Fixed income capital raising	55,420	47,904
Equity brokerage	61,459	63,193
Fixed income brokerage	91,855	120,731
Other	2,952	5,153
Total expenses	$379,317	$315,047
Compensation expense	299,469	241,420
Non-comp. opex.	79,848	73,627
Pre-tax net income	$141,494	$83,049
Compensation ratio	57.5%	60.6%
Non-compensation ratio	15.3%	18.5%
Pre-tax margin	27.2%	20.9%

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Other Segment

Highlights

›	The Company issued $300.0 million 4.50% Non-Cumulative Preferred Stock (Series D) in July 2021 and announced the redemption of its 6.25% Non-Cumulative Preferred Stock (Series A).

›	Total assets increased $4.1 billion, or 16%, over the year-ago quarter.

›	Fitch Ratings affirmed the Company’s rating at ‘BBB’ with its outlook revised to positive during the second quarter.

›	The Company repurchased $29.0 million of its outstanding common stock during the second quarter.

›	Tier 1 leverage ratio increased 0.7% over the year-ago quarter.

›	The Board of Directors declared a $0.15 quarterly dividend per share payable on June 15, 2021 to common shareholders of record on June 1, 2021.

›	The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on June 15, 2021 to shareholders of record on June 1, 2021.

($ in millions)	2Q 2021	2Q 2020
Net revenues	$(5,242)	$(8,061)
Pre-tax net loss	$(104,774)	$(96,414)
Stifel Financial Corp.
Tier 1 common capital ratio (9)	15.8%	15.3%
Tier 1 risk based capital ratio (9)	18.9%	19.3%
Tier 1 leverage capital ratio (9)	11.7%	11.0%
Tier 1 capital (9)	$3,208	$2,606
Quarter end assets	$29,745	$25,624
Average assets (9)	$27,378	$23,684
Risk weighted assets (9)	$16,952	$13,522
Common stock repurchases
Repurchases ($ in 000s)	$28,972	NM
Number of shares (000s)	440	NM
Average price	$65.85	NM
Period end shares (000s) (1)	104,865	102,855
Effective tax rate	25.0%	24.5%
Agency	Rating	Outlook
Fitch Ratings	BBB	Positive
S&P Global Ratings	BBB-	Positive

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Conference Call Information

Stifel Financial Corp. will host its second quarter 2021 financial results conference call on Wednesday, July 28, 2021, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID 4838637. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners business division; Keefe, Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Stifel Independent Advisors, LLC. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Statements about the effects of the COVID-19 pandemic on the Company’s business, results, financial position and liquidity may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected.

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Summary Results of Operations (Unaudited)

	Three Months Ended					Six Months Ended

($ in 000s, except per share amounts)	6/30/21	6/30/20	% Change	3/31/21	% Change	6/30/21	6/30/20	% Change

Revenues:
Commissions	$195,579	$177,028	10.5	$213,614	(8.4)	$409,193	$388,126	5.4
Principal transactions	152,597	166,017	(8.1)	165,006	(7.5)	317,603	304,683	4.2
Investment banking	376,443	217,035	73.4	339,288	11.0	715,731	396,503	80.5
Asset management and service fees	295,869	198,939	48.7	278,147	6.4	574,016	436,714	31.4
Other income	13,235	21,514	(38.5)	25,634	(48.4)	38,869	30,721	26.5

Operating revenues	1,033,723	780,533	32.4	1,021,689	1.2	2,055,412	1,556,747	32.0
Interest revenue	133,591	128,368	4.1	127,540	4.7	261,131	289,545	(9.8)

Total revenues	1,167,314	908,901	28.4	1,149,229	1.6	2,316,543	1,846,292	25.5
Interest expense	14,178	13,084	8.4	14,440	(1.8)	28,618	37,441	(23.6)

Net revenues	1,153,136	895,817	28.7	1,134,789	1.6	2,287,925	1,808,851	26.5
Non-interest expenses:
Compensation and benefits	692,054	547,174	26.5	697,914	(0.8)	1,389,968	1,124,353	23.6
Non-compensation operating expenses	197,057	205,683	(4.2)	208,983	(5.7)	406,040	426,432	(4.8)

Total non-interest expenses	889,111	752,857	18.1	906,897	(2.0)	1,796,008	1,550,785	15.8

Income before income taxes	264,025	142,960	84.7	227,892	15.9	491,917	258,066	90.6
Provision for income taxes	65,948	35,073	88.0	54,877	20.2	120,825	63,590	90.0

Net income	198,077	107,887	83.6	173,015	14.5	371,092	194,476	90.8
Preferred dividends	8,289	4,843	71.2	8,289	—	16,578	9,687	71.1
Net income available to common shareholders	$189,788	$103,044	84.2	$164,726	15.2	$354,514	$184,789	91.8
Earnings per common share: (1)
Basic	$1.76	$0.97	81.4	$1.53	15.0	$3.29	$1.74	89.1
Diluted	$1.60	$0.92	73.9	$1.40	14.3	$3.00	$1.63	84.0
Cash dividends declared per common share (1)	$0.15	$0.11	36.4	$0.15	—	$0.30	$0.22	36.4
Weighted average number of common shares outstanding: (1)
Basic	107,837	105,791	1.9	107,746	0.1	107,795	106,358	1.4
Diluted	118,602	111,581	6.3	117,875	0.6	118,279	113,477	4.2

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Non-GAAP Financial Measures

The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three months ended June 30, 2021, June 30, 2020, and March 31, 2021. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of on-going business.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following tables provide details with respect to reconciling net income and earnings per diluted common share on a GAAP basis for the three and six months ended June 30, 2021 and 2020, and the three months ended March 31, 2021 to net income and earnings per diluted common share on a non-GAAP basis for the same period.

	Three Months Ended		Six Months Ended

($ in 000s, except per share amounts)	6/30/21	6/30/20	6/30/21	6/30/20

GAAP net income	$198,077	$107,887	$371,092	$194,476
Preferred dividend	8,289	4,843	16,578	9,687

Net income available to common shareholders	189,788	103,044	354,514	184,789

Non-GAAP adjustments:
Merger-related (10)	16,368	16,259	31,797	29,769
Provision for income taxes (11)	(4,089)	(3,968)	(7,819)	(7,290)

Total non-GAAP adjustments	12,279	12,291	23,978	22,479

Non-GAAP net income available to common shareholders	$202,067	$115,335	$378,492	$207,268

Weighted average diluted shares outstanding (1)	118,602	111,581	118,279	113,477
GAAP earnings per diluted common share (1)	$1.67	$0.97	$3.14	$1.71
Non-GAAP adjustments (1)	0.10	0.11	0.20	0.20

Non-GAAP earnings per diluted common share (1)	$1.77	$1.08	$3.34	$1.91

GAAP earnings per diluted common share available to common shareholders (1)	$1.60	$0.92	$3.00	$1.63
Non-GAAP adjustments (1)	0.10	0.11	0.20	0.20

Non-GAAP earnings per diluted common share available to common shareholders (1)	$1.70	$1.03	$3.20	$1.83

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GAAP to Non-GAAP Reconciliation

	Three Months Ended		Six Months Ended
($ in 000s)	6/30/21	6/30/20	6/30/21	6/30/20
GAAP compensation and benefits	$692,054	$547,174	$1,389,968	$1,124,353
As a percentage of net revenues	60.0%	61.1%	60.8%	62.2%
Non-GAAP adjustments:
Merger-related(10)	(6,119)	(9,710)	(12,293)	(16,137)
Non-GAAP compensation and benefits	$685,935	$537,464	$1,377,675	$1,108,216
As a percentage of non-GAAP net revenues	59.5%	60.0%	60.2%	61.3%

GAAP non-compensation expenses	$197,057	$205,683	$406,040	$426,432
As a percentage of net revenues	17.1%	22.9%	17.7%	23.5%
Non-GAAP adjustments:
Merger-related(10)	(10,287)	(6,549)	(19,351)	(13,453)
Non-GAAP non-compensation expenses	$186,770	$199,134	$386,689	$412,979
As a percentage of non-GAAP net revenues	16.2%	22.2%	16.9%	22.8%
Total merger-related expenses	$16,368	$16,259	$31,797	$29,769

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Footnotes

(1)	All share and per share information has been retroactively adjusted to reflect the December 2020 three-for-two stock split.
(2)	Represents available to common shareholders.
(3)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures.”
(4)

Non-GAAP pre-tax margin for the three months ended June 30, 2021 of 24.3% is calculated by adding non-GAAP adjustments of $16.4 million to our GAAP income before income taxes of $264.0 million and dividing it by non-GAAP net revenues for the quarter of $1.2 billion. Non-GAAP pre-tax margin for the six months ended June 30, 2021 of 22.9% is calculated by adding non-GAAP adjustments of $31.8 million to our GAAP income before income taxes of $491.9 million and dividing it by non-GAAP net revenues for the period of $2.3 billion. Reconciliations of the Company’s GAAP results to certain non-GAAP measures is discussed within and under “Non-GAAP Financial Measures.”

(5)

Annualized return on average common shareholders’ equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(6)

Annualized return on average tangible common shareholders’ equity (“ROTCE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible shareholders’ equity. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets was $53.1 million, $48.5 million, and $51.7 million, as of June 30, 2021 and 2020, and March 31, 2021, respectively.

(7)	Includes loans held for sale.
(8)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(9)	Capital ratios are estimates at time of the Company’s earnings release.
(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards and promissory notes issued as retention, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

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